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                                                                    EXHIBIT 5.01


                                February 28, 2000



Niku Corporation
305 Main Street
Redwood City, California 94064

Gentlemen/Ladies:

       At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about February 28, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 12,568,384 shares of your Common Stock (the "STOCK") subject to issuance by you upon the exercise of: (1) stock options granted by you under your 1998 Stock Plan (the "1998 PLAN"); (2) stock options to be granted by you under your 2000 Equity Incentive Plan (the "2000 EQUITY PLAN"); and (3) purchase rights to be granted by you under your 2000 Employee Stock Purchase Plan (the "2000 PURCHASE PLAN"). The plans referred to in clauses (1) through (3) above are collectively referred to in this letter as the "PLANS." In rendering this opinion, we have examined the following:

       (1) your registration statement on Form S-1 (File No. 333-93439) filed with, and declared effective by, the Commission on February 28, 2000, together with the Exhibits filed as a part thereof, including without limitation, each of the Plans;

       (2) your registration statement on Form 8-A (File No. 000-28797), filed with the Commission on January 6, 2000, together with the order of effectiveness issued by the Commission therefor on February 24, 2000;

       (3) the Registration Statement, together with the Exhibits filed as a part thereof;

       (4) the Prospectuses prepared in connection with the Registration Statement;

       (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

       (6) the stock records for you that you have provided to us (consisting of a list of stockholders of even date herewith and a list of option and warrant holders of even date herewith respecting your capital and of any rights to purchase capital stock, which you have represented to us are true and complete as of their dates); and



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Niku Corporation
February 28, 2000
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       (7)    a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

       In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

       As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

       We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and the existing Delaware General Corporation Law.

       In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have become effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

       Based upon the foregoing, it is our opinion that the 12,568,384 shares of Stock that may be issued and sold by you upon the exercise of: (1) stock options granted under the 1998 Plan; (2) stock options to be granted under the 2000 Equity Plan; and (3) purchase rights to be granted under the 2000 Purchase Plan, when issued and sold in accordance with the applicable plan and stock option or purchase agreements entered into or to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

       We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.



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Niku Corporation
February 28, 2000
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       This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                            Very truly yours,

                                            FENWICK & WEST LLP


                                            /s/ Fenwick & West LLP